Exhibit 10.38

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECURITY AGREEMENT

This Security Agreement dated as of September 2, 2011 (“Security Agreement”), is made by and between Cardica, Inc., a Delaware corporation (the “Grantor”), and Century Medical, Inc., a Japan corporation, or its assigns (the “Secured Party”).

Recitals

A.           Pursuant to that certain Secured Note Purchase Agreement dated as of September 2, 2011 by and between Grantor and the Secured Party (as the same is amended and in effect from time to time, the “Note Agreement”), the Secured Party has agreed to make certain advances of money and to extend certain financial accommodation (the “Loan”) to Grantor as evidenced by that certain Secured Promissory Note dated as of the date hereof (as the same may from time to time be amended, modified, supplemented or restated, the “Note”), by and between Grantor and the Secured Party.

B.           The Secured Party is willing to make the Loan to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to the Secured Party this Security Agreement.

Agreement

Now, Therefore, in order to induce the Secured Party to make the Loan and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

1.      Defined Terms. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Note or the Note Agreement:

“Bankruptcy Code” means Title XI of the United States Code.

“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“Contracts” means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyright License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any

Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

“Copyrights” means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Grantor) by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Grantor) or acquired by Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

“Event of Default” means any “Event of Default” as defined in the Note Agreement.

“Intellectual Property” means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Patent License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Patents” means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

“Permitted Lien” means: (a) any Liens existing on the date of this Security Agreement and set forth on Schedule A attached hereto; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided the same have no priority over any of Secured Party’s security interests; (c) Liens (i) upon or in any Equipment acquired or held by Grantor to secure the purchase price of such Equipment or indebtedness (including capital leases) incurred solely for the purpose of financing the acquisition of such Equipment or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the Equipment so acquired, improvements thereon and the Proceeds of such Equipment; (d) leases or subleases and licenses or sublicenses granted to others in the ordinary course of Grantor’s business if such do not interfere in any material respect with the business of Grantor; (e) any right, title or interest of a licensor under a license; (f) Liens arising from judgments, decrees or attachments not constituting an Event of Default; (g) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Grantor; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (j) Liens on equipment and other personal property (including proceeds thereof and accessions thereto) securing capital or operating lease obligations, including without limitation sale and lease-back transactions; (k) Liens in favor of a depository bank or a securities intermediary pursuant to such depository bank’s or securities intermediary’s customary customer account agreement; provided that any such Liens shall at no time secure any indebtedness or obligations other than customary fees and charges payable to such depository bank or securities intermediary; (l) statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens, arising in the ordinary course of business and securing obligations that are not yet delinquent or are being contested in good faith by appropriate proceedings; (m) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature, in each case, in the ordinary course of business; (n) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (o) pledges and deposits securing liability for reimbursement or indemnification obligations in respect of letters of credit or bank guarantees for the benefit of landlords; (p) Liens securing Indebtedness permitted under Section 5.5(c) of the Note Agreement; and (q) Liens incurred in connection with the extension, renewal or refinancing of indebtedness secured by Liens permitted under the preceding clauses, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Secured Obligations” means (a) the obligation of Grantor to repay the Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Loan or to perform any other obligation under the Note and (b) the obligation of Grantor to pay any fees, costs and expenses of the Secured Party under the Loan Documents or under Section 6(d) hereof and (c) all other indebtedness, liabilities and obligations of Grantor to the Secured Party, whether now existing or hereafter incurred, arising from or in connection with any Loan Document.

“Security Agreement” means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

“Trademark License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

“Trademarks” means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the “Marks”); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York and each reference in this Security Agreement to an Article thereof (denoted as a Division of the UCC as adopted and in effect in the State of New York) shall refer to that Article (or Division, as applicable) as from time to time in effect; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: “Account” (including health-care-insurance receivables), “Account Debtor”, “Chattel Paper” (including tangible and electronic chattel paper), “Commercial Tort Claims”, “Commodity Account”, “Deposit Account”, “Documents”, “Equipment” (including all accessions and additions thereto), “Fixtures”, “General Intangible” (including payment intangibles and software), “Goods,” “Instrument”, “Inventory” (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), “Investment Property” (including securities and securities entitlements), “Letter-of-Credit Right” (whether or not the letter of credit is evidenced by a writing), “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Securities Account”, and “Supporting Obligations”. Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Grantor.

2.      Grant of Security Interest.

(a)           As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Secured Party to cause the Loan to be made, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party, and hereby grants to the Secured Party, a first priority security interest in all of Grantor’s right, title and interest in, to and under the following, whether now owned or hereafter acquired and wherever located, (all of which being collectively referred to herein as the “Collateral”):

(i) Accounts; (ii) Chattel Paper; (iii) Commercial Tort Claims; (iv) Contracts (excluding Licenses); (v) Deposit Accounts; (vi) Documents; (vii) Equipment; (viii) Fixtures; (ix) Goods; (x) All Intellectual Property and Licenses of Grantor related to the Company’s PAS-Port™ product, including, without limitation, Payment Intangibles; (xi) Instruments, including, without limitation, Promissory Notes; (xii) Inventory; (xiii) Investment Property; (xiv) Letter-of Credit Rights; (xv) Supporting Obligations; (xvi) Commodity Accounts and Securities Accounts; (xvii) all property of Grantor held by the Secured Party, or any other party for whom the Secured Party is acting as agent hereunder, including, without limitation, all property of every-description now or hereafter in the possession or custody of or in transit to the Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power; all other goods and personal property of Grantor, wherever located, whether tangible or intangible (but, with respect to intangible property, only to the extent otherwise granted pursuant to this Section 2), and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and (xviii) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Notwithstanding the foregoing provisions of this Section 2, the grant, assignment and transfer of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include: (a) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise or (b) any Contract, Instrument or Chattel Paper in which Grantor has any right, title or interest if and to the extent such Contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such Contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Contract, Instrument or Chattel Paper or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all its rights, title and interests in and to such Contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Secured Party’s unconditional continuing security interest in and to all rights, title and interests of Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such Contract, Instrument or Chattel Paper and in any such monies and other proceeds of such Contract, Instrument or Chattel Paper.

(c)      If and to the extent Secured Party is granted a security interest in any of the Licensed IP (as such term is defined in the Intuitive License Agreement), Secured Party hereby recognizes the validity of the preexisting licenses and sublicenses granted to Intuitive under Section 2 of the Intuitive License Agreement and agrees that it takes such security interest subject to such preexisting licenses, sublicenses and the terms of the Intuitive License Agreement.

3.      Rights Of Secured Party; Collection Of Accounts.

(a)           Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. The Secured Party shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to the Secured Party of a lien therein or the receipt by the Secured Party of any payment relating to any Contract or License pursuant hereto, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           The Secured Party authorizes Grantor to collect its Accounts provided that such collection is performed in a prudent and businesslike manner, and Secured Party may, upon the occurrence and during the continuation of any Event of Default or acceleration pursuant to Section 5.3 of the Note Agreement (“Other Acceleration”), and without notice, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default or Other Acceleration, at the request of the Secured Party, Grantor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

(c)           The Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default or Other Acceleration, notify Account Debtors of Grantor, without notifying Grantor of its intention to do so, parties to the Contracts of Grantor, obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to the Secured Party and that payments shall be made directly to the Secured Party. Upon the request of the Secured Party, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default or Other Acceleration, the Secured Party may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to the Secured Party’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

4.      Representations And Warranties. Grantor hereby represents and warrants to the Secured Party that:

(a)           Except for the security interest granted to the Secured Party under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder having good and marketable title thereto, free and clear of any and all Liens.

(b)           No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of the Secured Party pursuant to this Security Agreement and except for Permitted Liens.

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Subject to Section 9-108(e)(1) (in the case of a description of a Commercial Tort Claim), this Security Agreement creates a legal, valid and first priority security interest on and in all of the Collateral in which Grantor now has rights and will create a legal and valid security interest in the Collateral in which Grantor later acquires rights.

(d)           Grantor’s taxpayer identification number is, and chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. Grantor is a corporation duly organized under the laws of the State of Delaware and its exact legal name is as set forth on the signature page hereof. The tangible Collateral is presently located at such address and at such additional addresses set forth on Schedule B attached hereto.

(e)           The name and address of each depository institution at which Grantor maintains any Deposit Account and the account number and account name of each such Deposit Account is listed on Schedule C attached hereto. The name and address of each securities intermediary or commodity intermediary at which Grantor maintains any Securities Account or Commodity Account and the account number and account name is listed on Schedule C attached hereto. Grantor agrees to amend Schedule C to reflect the opening of any additional Deposit Account, Securities Account or Commodity Account, or closing or changing the account name or number on any existing Deposit Account, Securities Account, or Commodity Account.

(f)           All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses related to Grantor’s PAS-Port™ product now owned or held by Grantor are listed on Schedule D attached hereto, each of which, and any amendment of Schedule D hereafter, is deemed to be the confidential information of Grantor and which Secured Party will not disclose to any other person or entity except to the extent necessary to perfect Secured Party’s security interest in such property. Grantor shall amend Schedule D from time to time within forty-five (45) days after the end of each quarter to indicate the filing of any application for a Patent, Trademark or Copyright or the issuance of any Patent or registration of any Trademark or Copyright or to reflect any other additions or deletions from this list.

5.      Covenants. Unless the Secured Party otherwise consents, Grantor covenants and agrees with the Secured Party that from and after the date of this Security Agreement and until the Secured Obligations (other than inchoate indemnity obligations) have been performed and paid in full:

5.1           Disposition of Collateral. Except with contemporaneous notice to the Secured Party, Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, Intellectual Property or Licenses of the Company, except in the ordinary course of business, as it may exist from time to time, and except for the Existing License Agreements.

5.2           Change of Jurisdiction of Organization, Relocation of Business. Grantor shall not change its jurisdiction of organization or relocate its chief executive office, principal place of business or its records from such address(es) provided to the Secured Party pursuant to Section 4(d) above without at least seven (7) days’ prior notice to the Secured Party.

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3           Limitation on Liens on Collateral, Intellectual Property or Licenses. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral and its Intellectual Property and Licenses against and take such other action as is necessary to remove, any Lien on the Collateral or its Intellectual Property or Licenses, except (a) Permitted Liens and (b) the Lien granted to the Secured Party under this Security Agreement.

5.4           Taxes, Assessments, Etc. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, Fixtures or Inventory, except to the extent the validity or amount thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

5.5           Notification Regarding Changes in Intellectual Property or Licenses. Subject to Secured Party’s obligation to hold such information confidential as described in Section 4(f) above, Grantor shall advise the Secured Party in accordance with Section 4(f) above of any subsequent ownership right or interest of the Grantor in or to any Intellectual Property or License not specified on Schedule D hereto and shall permit the Secured Party to amend such Schedule, as necessary, to reflect any addition or deletion to such ownership rights.

5.6           Defense of Intellectual Property and Licenses. Grantor shall (i) protect, defend and maintain the validity and enforceability of all Intellectual Property and Licenses material to Grantor’s business, (ii) use its best efforts to detect infringements of all Intellectual Property material to Grantor’s business and promptly advise the Secured Party in writing of material infringements detected and (iii) not allow any Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the written consent of the Secured Party, unless reasonable business practice would determine that any such abandonment is appropriate.

5.7           Further Assurances.

(a)           At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) executing, delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (b) at the Secured Party’s reasonable request, filing or cooperating with the Secured Party in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office or the United States Copyright Office, (c) at the Secured Party’s reasonable request, placing the interest of the Secured Party as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle, watercraft or other Equipment constituting Collateral owned by Grantor which is covered by a certificate of title (or similar evidence of ownership), (d) at the Secured Party’s reasonable request, executing and delivering and using commercially reasonable efforts to cause the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement with respect to any Deposit Account, Securities Account or Commodity Account or Letter-of-Credit Right in or to which Grantor has any right or interest and (e) at the Secured Party’s reasonable request, using commercially reasonable efforts to obtain acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located. Secured Party may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of Grantor or words of similar effect.

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Any such financing statements, continuation statements or amendments may be signed by Secured Party on behalf of Grantor and may be filed by Secured Party at any time in any jurisdiction. Grantor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of Grantor. Grantor agrees to promptly reimburse Secured Party for all reasonable costs and expenses incurred in preparing and filing any such financing statement, continuation statement or amendment, including reasonable attorneys’ fees.

6.      Rights And Remedies Upon Default. Beginning on the date which is one (1) business day after any Event of Default shall have occurred and while such Event of Default is continuing:

(a)           The Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement or any other Loan Document all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event the Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person, may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at the Secured Party’s offices or elsewhere at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. Grantor further agrees, at the Secured Party’s request, to assemble its Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at Grantor’s premises or elsewhere. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 6(f), below, with Grantor remaining liable for any deficiency remaining unpaid after such application. Grantor agrees that the Secured Party need not give more than twenty (20) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of its Collateral are insufficient to pay all amounts to which Secured Party is entitled from Grantor, Grantor also being liable for the reasonable attorney costs of any attorneys employed by Secured Party to collect such deficiency.

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when the Secured Party shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), the Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Secured Party may deem necessary or advisable, but subject to the other requirements of this Section 6(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Secured Party may, in its discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 6(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Secured Party shall not be required to effect such registration or cause the same to be effected but may, in its discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Secured Party may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(c)           Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(d)           Grantor also agrees to pay all fees, costs and expenses of the Secured Party, including, without limitation, reasonable attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)           Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(f)           The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Secured Party in the following order of priorities:

First, to the Secured Party in an amount sufficient to pay in full the reasonable costs of the Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, including, without limitation, reasonable attorneys’ fees;

Second, to the Secured Party in an amount equal to the then unpaid Secured Obligations; and

Finally, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

7.      Indemnity. Grantor agrees to defend, indemnify and hold harmless the Secured Party and their officers, employees, and agents (each an “Indemnified Person”) against (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by the Secured Party as a result of or in any way arising out of, following or consequential to transactions between or among the Secured Party and Grantor, whether under this Security Agreement or otherwise (including without limitation, reasonable attorneys fees and expenses), except for losses arising from or out of any Indemnified Person’s gross negligence or willful misconduct.  For the avoidance of doubt, this Section 7 shall not apply to any claims, losses or expenses arising out of the Distribution Agreement.

8.      Limitation on Secured Party’s Duty in Respect of Collateral. Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably.

9.      Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.      Miscellaneous.

10.1           Waivers; Modifications; Amendments. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except with the written consent of the Grantor and the Secured Party.

10.2           Termination of this Security Agreement. Subject to Section 9 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations (other than inchoate indemnity obligations) and Secured Party shall immediately thereafter execute and deliver to Grantor such documents as shall be reasonably necessary to reconvey to Grantor any interest Secured Party may have in the Collateral.

10.3           Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to the Secured Party hereunder.

10.4           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5           Notices. All notices required or permitted hereunder shall be in writing and shall be given in the manner and to the addresses set forth in the Note Agreement.

10.6           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.7           Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of a different jurisdiction.

[Signature page follows]

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In Witness Whereof, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

Address Of Grantor 900 Saginaw Drive Redwood City, CA 94063	Cardica, Inc., as Grantor By: /s/ Bernard Hausen Printed Name: Bernard Hausen, MD Title: President
Taxpayer Identification Number of Grantor 94-3287832	Jurisdiction of Organization of Grantor Delaware
Accepted And Acknowledged By: Century Medical, Inc. By: /s/ Akira Hoshino Printed Name: Akira Hoshino Title: President & CEO

[Signature page to Security Agreement]

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule A

LIENS EXISTING ON THE DATE OF THIS SECURITY AGREEMENT

A Lien in favor of Dell Financial Services, L.L.C. (as more particularly described in that Financing Statement No. 20082535548 filed on July 23, 2008 with the Delaware Department of State naming Grantor as debtor and Dell as secured party).

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule B

LOCATION OF COLLATERAL

Entity	Address
Cardica, Inc.	900 Saginaw Drive Redwood City, CA 94063

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule C

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITY ACCOUNTS

(Including Grantor, Type of Account, Account Name, Account Number and Name of Institution/Intermediary)

Bank Account Information: [ * ]
Grantor: Cardica, Inc.

Type of Account: Checking Account

Account Name: Cardica, Inc.

Name of Institution: [ * ]

Account number: [ * ]

Routing number: [ * ]

SWIFT Code: [ * ]

Bank Account Information: [ * ]

Grantor: Cardica, Inc.

Type of Account: [ * ]

Account Name: Cardica, Inc.

Name of Institution: [ * ]

Account number: [ * ]

Routing number: [ * ]

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule D

COPYRIGHTS, COPYRIGHT LICENSES, PATENTS, PATENT LICENSES, TRADEMARKS AND TRADEMARK LICENSES

Issued Patents Covering PAS-Port

	Patent Number	Title
1	6,371,964	Trocar for Use in Deploying an Anastomosis Device and Method of Performing Anastomosis
2	6,402,764	Everter and Threadthrough System for Attaching Graft Vessel to Anastomosis Device
3	6,419,681	Implantable Medical Device Such as an Anastomosis Device
4	6,428,550	Sutureless Closure and Deployment System for Connecting Blood Vessels
5	6,461,320	Method and System for Attaching a Graft to a Blood Vessel
6	6,471,713	System for Deploying an Anastomosis Device and Method of performing anastomosis
7	6,537,288	Implantable Medical Device Such as an Anastomosis Device
8	6,652,541	Method of Sutureless Closure for Connecting Blood Vessels
9	6,666,832	Surgical Measurement Tool
10	6,673,088	Tissue Punch
11	6,719,769	Integrated Anastomosis Tool with Graft Vessel Attachment Device and Cutting Device
12	6,786,914	Sutureless Closure and Deployment System for Connecting Blood Vessels
13	6,821,286	System for Preparing a Graft Vessel for Anastomosis
14	6,893,449	Device for Cutting and Anastomosing Tissue
15	6,955,679	Everter and Threadthrough System for Attaching Graft Vessel to Anastomosis Device
16	6,962,595	Integrated Anastomosis System
17	7,004,949	Method and System for Attaching a Graft to a Blood Vessel
18	7,014,618	Surgical Measurement Tool
19	7,029,482	Integrated Anastomosis System
20	7,041,110	Method and System for Attaching a Graft to a Blood Vessel

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

21	7,048,751	Implantable Medical Device Such as an Anastomosis Device
22	7,172,608	Sutureless Closure and Deployment System for Connecting Blood Vessels
23	7,175,637	Sutureless Closure and Deployment System for Connecting Blood Vessels
24	7,223,274	Method of Performing Anastomosis
25	7,309,343	Method for Cutting tissue
26	7,335,216	Tool for Creating an Opening in Tissue
27	7,357,807	Integrated Anastomosis Tool with Graft Vessel Attachment Device and Cutting Device
28	7,427,261	System for Preparing a Graft Vessel for Anastomosis
29	7,455,677	Anastomosis Device Having a Deployable Section
30	7,468,066	Trocar for Use in Deploying an Anastomosis Device and Method of Performing Anastomosis
31	7,520,885	Functional Package for an Anastomosis Procedure
32	7,611,523	Method for Sutureless Connection of Vessels
33	8,012,164	Method and Apparatus for Creating an Opening in the Wall of a Tubular Vessel
34	DE69934319T2	Method and System for Attaching a Graft to a Blood Vessel
35	ES2277445	Method and System for Attaching a Graft to a Blood Vessel
36	68251BE/2007 (Italy)	Method and System for Attaching a Graft to a Blood Vessel
37	DE 100 84 618	Trocar for Use in Deploying an Anastomosis Device and Method of Performing Anastomosis
38	DE 100 84 620	Sutureless Closure and Deployment System for Connecting Blood Vessels
39	EP 1105069	Method and System for Attaching a Graft to a Blood Vessel

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.